C2E Energy, INC.
Consent of Stockholders

C2E Energy, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY CERTIFY:

FIRSTLY: That the Directors of the Corporation duly adopted resolutions on January 11, 2014 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended, as follows:

RESOLVED: That the Board of Directors recommends and deems it advisable that the Company perform a 1 for 5 reverse split. This will result in the Authorized Shares of Common Stock being reduced from 2,000,000,000 to 400,000,000 shares of $0.001 each and the Issued Shares of Common Stock being reduced from 1,982,062,635 to 396,412,527; The effective date of the reverse split will be February 24, 2014 and

RESOLVED: That the Board of Directors recommends and deems it advisable to increase the Authorized Shares of Common Stock to 1,000,000,000 shares of $0.0001 each and

RESOLVED: That the Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation be amended by deleting the first paragraph of the existing paragraph 8.1 in its entirety and substituting therefore the following new paragraph attached hereto as **EXHIBIT A**; and

RESOLVED: The Company change its name to Eco Fuel Energy, Inc

RESOLVED: That the aforesaid proposed amendments shall be submitted to the shareholders of the Corporation for approval; and

RESOLVED: That following the approval by the stockholders of the aforesaid proposed amendments as required by law, the officers of this Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendments in the form approved by the stockholders and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 607.0704 of the Business Corporation Act of the State of Florida.

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Centrifin Investments Ltd 13,200,000 Date ______

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Gallimore & Sons HK Ltd 88,500,000 Date ______

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Mak Sheefu & Sons 269,000,000 Date ______

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Roux & Sons HK Ltd 357,500,000 Date ______

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Weicheng Lou 189,750,000 Date ______

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Tao Zeng 130,000,000 Date ______

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Centrifin Investments Ltd	13,200,000	Date ______

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Gallmore & Sons HK Ltd	88,500,000	Date ______

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Mak Sheefu & Sons	269,000,000	Date ______

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Roux & Sons HK Ltd	357,500,000	Date ______

____

Weicheng Lou	189,750,000	Date ______

____

Tao Zeng	130,000,000	Date ______

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EXHIBIT A

8.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is one billion and twenty million (1,020,000,000). The total number of shares of common stock that the Corporation is authorized to issue is one billion (1,000,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of one hundred thousand dollars ($100,000). The total number of shares of preferred stock that the Corporation is authorized to issue is twenty million (20,000,000) and the par value of each share of such preferred stock is one-hundredth of one cent ($.0001) for an aggregate par value of two thousand dollars ($2,000).

NOTARIAL AUTHENTICATION CERTIFICATE

TO ALL WHOM THESE PRESENT SHALL COME:

I, BERNADETTE ARLOW, Notary Public, residing and practising at JOHANNESBURG in the Province of GAUTENG, by lawful authority duly admitted and sworn, do hereby certify and attest that I was present on the 31st of January 2014 and did see **JOHANNES PETRUS ROUX**, the person named in the C2E ENERGY INC CONSENT OF STOCKHOLDERS annexed hereto, duly sign, seal and execute the said C2E ENERGY INC CONSENT OF STOCKHOLDERS and that the name **JOHANNES PETRUS ROUX**, thereto subscribed is of the proper handwriting of the said **JOHANNES PETRUS ROUX**.

In faith and testimony whereof I, BERNADETTE ARLOW, the Notary, have hereunto subscribed my name, and set and affixed my Seal of Office at SANDTON aforesaid, on the 31st day of JANUARY in the year of our Lord, Two Thousand and Fourteen.

QUOD ATTESTOR

NOTARY PUBLIC
Bernadette Arlow
Delta House
39A Kingfisher Drive
Fourways
Gauteng
South Africa
Tel: +27 11 465 4151

NOTARY PUBLIC
RSA